SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

———— FORM 8-K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 30, 2006

Reckson Associates Realty Corp.
and
Reckson Operating Partnership, L.P.
(Exact Name of Registrant as Specified in its Charter)

Reckson Associates Realty Corp. –		Reckson Associates Realty Corp. –
Maryland		11-3233650
Reckson Operating Partnership, L.P. –		Reckson Operating Partnership, L.P. –
Delaware	1-13762	11-3233647
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	Number)

625 Reckson Plaza Uniondale, New York 11556 (Address of principal executive offices)

516-506-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]	Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     On November 30, 2006, Reckson Associates Realty Corp. (“Reckson”) sent a letter to Rome Acquisition Limited Partnership (“Rome”). A copy of the letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     Subsequent to Rome’s receipt of the letter, Rome sent to Reckson a letter stating that Mack-Cali Realty, L.P. (“Mack-Cali”) was a partner of Rome and documents supporting that fact. Based on the letter and the supporting documents, Reckson’s board of directors determined that Mack-Cali was entitled to receive nonpublic information concerning Reckson and to enter into discussions with Reckson pursuant to the pending merger agreement with SL Green. A copy of the letter is attached hereto as Exhibit 99.2 and is incorporated herein by reference.  A copy of the amendment to the agreement of limited partnership of Rome is attached hereto as Exhibit 99.3.

Item 9.01	Financial Statements and Exhibits
Exhibit No.	Description
99.1	Letter to Rome Acquisition Limited Partnership, dated
November 30, 2006, from Reckson Associates Realty Corp.
99.2	Letter to Reckson Associates Realty Corp., dated November
30, 2006, Rome Acquisition Limited Partnership
99.3	Amendment to Agreement of Limited Partnership of Rome
Acquisition Limited Partnership, dated as of November 30, 2006, by and between WH Rome Partners LLC, Meadow Star
LLC and Mack-Cali Realty, L.P.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

RECKSON ASSOCIATES REALTY
CORP.

By: /s/ Michael Maturo

Name:	Michael Maturo
Title:	President, Chief Financial
Officer and Treasurer

RECKSON OPERATING
PARTNERSHIP, L.P.

By: Reckson Associates Realty Corp., its
General Partner

By: /s/ Michael Maturo

Name:	Michael Maturo
Title:	President, Chief Financial
Officer and Treasurer

Date: November 30, 2006

EXHIBIT INDEX

Exhibit	Description
Number

99.1	Letter to Rome Acquisition Limited Partnership, dated
November 30, 2006, from Reckson Associates Realty Corp.
99.2	Letter to Reckson Associates Realty Corp., dated November
30, 2006, Rome Acquisition Limited Partnership
99.3	Amendment to Agreement of Limited Partnership of Rome
Acquisition Limited Partnership, dated as of November 30,
2006, by and between WH Rome Partners LLC, Meadow Star
LLC and Mack-Cali Realty, L.P.